Exhibit 99.1
PepsiCo Reports Third-Quarter 2023 Results; Raises Full-Year EPS Guidance And Provides Initial 2024 Outlook
Reported (GAAP) Third-Quarter and Year-to-Date 2023 Results

	Third-Quarter	Year-to-Date
Net revenue growth	6.7%	8.9%
Foreign exchange impact on net revenue	(2)%	(2)%
Earnings per share (EPS)	$2.24	$5.62
EPS change	15%	(7)%
Foreign exchange impact on EPS	(2)%	(2)%
Organic/Core (non-GAAP)1 Third-Quarter and Year-to-Date 2023 Results

	Third-Quarter	Year-to-Date
Organic revenue growth	8.8%	11.8%
Core EPS	$2.25	$5.83
Core constant currency EPS change	16%	16%
PURCHASE, N.Y. - October 10, 2023 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the third quarter 2023.
“We are pleased with our performance as our businesses and associates displayed tremendous agility and resilience across geographies and categories in an evolving and dynamic environment. Given the strength of our businesses and categories and a continued focus on advancing our holistic cost management initiatives, we now expect our full-year 2023 core constant currency EPS to increase 13 percent (previously 12 percent) and continue to expect our full-year 2023 organic revenue to increase 10 percent,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “We believe that our businesses can continue to perform well in the coming years with category growth normalizing, as we have made numerous investments in our brands, manufacturing capacity, go-to-market systems, supply chain, technology, and people, to execute against our strategic framework and modernize our company. Therefore, we expect our full-year 2024 organic revenue and core constant currency EPS growth to be towards the upper end of our long-term targets as we advance towards our vision to become the global leader in beverages and convenient foods by winning with pep+.”
1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic revenue growth,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2023 financial guidance, full-year 2024 financial guidance and long-term financial performance targets. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 36 weeks ended September 9, 2023 (Q3 2023 Form 10-Q) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.
1

Summary Third-Quarter 2023 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
Frito-Lay North America	7	—	—	7	—
Quaker Foods North America	5	—	—	5	1
PepsiCo Beverages North America	8	—	(2)	6		(6)
Latin America	21	(13)	1	9	(5)	5
Europe	2	10	1	13	2	—
Africa, Middle East and South Asia	(6)	22	1	17	(3)	3
Asia Pacific, Australia and New Zealand and China Region	4	5	—	9	(1)	1
Total	7	2	—	9	(1.5)	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	5	—	—	5.5
Quaker Foods North America	11	—	—	11
PepsiCo Beverages North America	24	(2)	—	22
Latin America	28	1	(17)	12
Europe	17	2.5	15	34
Africa, Middle East and South Asia	(11)	3	22	13
Asia Pacific, Australia and New Zealand and China Region	20	(2)	4	23
Corporate unallocated expenses	(23)	45	—	22
Total	20	(8)	2	14

EPS	15	(1)	2	16
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue growth disclosed in the Organic Revenue Growth Rates tables on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
2

Summary Year-to-Date 2023 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
Frito-Lay North America	12	—	—	12	—
Quaker Foods North America	5	1	—	6	(3)
PepsiCo Beverages North America	9	—	—	9		(4.5)
Latin America	20	(9)	1	12	(3)	4
Europe	7	7	2	15	—	(3)
Africa, Middle East and South Asia	(5)	25	0.5	20	(5)	2
Asia Pacific, Australia and New Zealand and China Region	1	5	—	7	—	3
Total	9	2	—	12	(2)	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	13	—	—	14
Quaker Foods North America	9	—	—	9
PepsiCo Beverages North America	(55)	69	0.5	14
Latin America	28	(8)	(11)	9
Europe	n/m	n/m	13	46
Africa, Middle East and South Asia	(11)	—	22	10
Asia Pacific, Australia and New Zealand and China Region	11	—	5	16
Corporate unallocated expenses	20	(2)	—	18
Total	(4)	17	2	16

EPS	(7)	21	2	16
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue growth disclosed in the Organic Revenue Growth Rates tables on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

n/m - Not meaningful due to the impact of impairment and other charges in 2022.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
3

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For fiscal year 2023, the Company now expects to deliver 13 percent core constant currency EPS growth (previously 12 percent).
Consistent with its previous guidance for 2023, the Company continues to expect:
•10 percent organic revenue growth;
•A core annual effective tax rate of 20 percent; and
•Total cash returns to shareholders of approximately $7.7 billion, comprised of dividends of $6.7 billion and share repurchases of $1.0 billion.
In addition, the Company continues to expect an approximate 2-percentage-point foreign exchange translation headwind to impact reported net revenue and core EPS growth based on current market consensus rates.
This assumption and the guidance above imply 2023 core EPS of $7.54 (previously $7.47), an 11 percent increase (previously 10 percent) compared to 2022 core EPS of $6.79.
For fiscal year 2024, we expect to deliver results towards the upper end of our long-term target ranges for both organic revenue and core constant currency EPS growth. Our long-term target ranges for both organic revenue growth (4 to 6 percent increase) and core constant currency EPS growth (high-single-digit percentage increase) remain unchanged.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on October 10, 2023, the Company will post prepared management remarks (in pdf format) of its third quarter 2023 results and business update, including its outlook for 2023, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on October 10, 2023, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
4

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/9/2023	9/3/2022	9/9/2023	9/3/2022
Net Revenue	$23,453	$21,971	$63,621	$58,396
Cost of sales	10,675	10,308	28,784	27,156
Gross profit	12,778	11,663	34,837	31,240
Selling, general and administrative expenses (a)	8,757	8,295	24,528	22,262
Gain associated with the Juice Transaction (b)	—	14	—	(3,321)
Impairment of intangible assets (c)	6	1	6	1,602
Operating Profit	4,015	3,353	10,303	10,697
Other pension and retiree medical benefits income	62	36	183	168
Net interest expense and other	(201)	(190)	(602)	(666)
Income before income taxes	3,876	3,199	9,884	10,199
Provision for income taxes	760	475	2,053	1,756
Net income	3,116	2,724	7,831	8,443
Less: Net income attributable to noncontrolling interests	24	22	59	51
Net Income Attributable to PepsiCo	$3,092	$2,702	$7,772	$8,392

Diluted
Net income attributable to PepsiCo per common share	$2.24	$1.95	$5.62	$6.04
Weighted-average common shares outstanding	1,383	1,387	1,384	1,389
(a)The increase in selling, general and administrative expenses for the 12 and 36 weeks ended September 9, 2023, as compared to the 12 and 36 weeks ended September 3, 2022, primarily reflects higher selling and distribution costs as well as higher advertising and marketing expenses.
(b)In the 36 weeks ended September 3, 2022, we sold our Tropicana, Naked and other select juice brands to PAI Partners for $3.5 billion in cash and a 39% noncontrolling interest in a joint venture, Tropicana Brands Group (TBG), operating across North America and Europe (Juice Transaction).
(c)In the 36 weeks ended September 3, 2022, we recorded pre-tax impairment charges of $1.6 billion primarily related to the decrease in fair value of our indefinite-lived intangible assets as a result of the Russia-Ukraine conflict.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/9/2023	9/3/2022	9/9/2023	9/3/2022
Net Revenue
Frito-Lay North America	$5,954	$5,563	$17,441	$15,583
Quaker Foods North America	747	713	2,208	2,101
PepsiCo Beverages North America	7,161	6,635	19,714	18,108
Latin America	3,055	2,517	7,688	6,406
Europe	3,704	3,646	9,018	8,466
Africa, Middle East and South Asia	1,615	1,726	4,202	4,426
Asia Pacific, Australia and New Zealand and China Region	1,217	1,171	3,350	3,306
Total	$23,453	$21,971	$63,621	$58,396

Operating Profit/(Loss)
Frito-Lay North America	$1,669	$1,588	$4,915	$4,332
Quaker Foods North America	135	122	452	416
PepsiCo Beverages North America	970	784	2,176	4,869
Latin America	593	463	1,549	1,206
Europe	659	564	1,206	(369)
Africa, Middle East and South Asia	238	268	656	738
Asia Pacific, Australia and New Zealand and China Region	239	199	689	620
Corporate unallocated expenses	(488)	(635)	(1,340)	(1,115)
Total	$4,015	$3,353	$10,303	$10,697

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	36 Weeks Ended
	9/9/2023	9/3/2022
Operating Activities
Net income	$7,831	$8,443
Depreciation and amortization	1,973	1,854
Gain associated with the Juice Transaction	—	(3,321)
Impairment and other charges	102	1,877
Operating lease right-of-use asset amortization	384	346
Share-based compensation expense	267	233
Restructuring and impairment charges	287	126
Cash payments for restructuring charges	(283)	(134)
Acquisition and divestiture-related charges	20	69
Cash payments for acquisition and divestiture-related charges	(15)	(41)
Pension and retiree medical plan expenses	93	235
Pension and retiree medical plan contributions	(374)	(335)
Deferred income taxes and other tax charges and credits	343	(322)
Tax expense related to the Tax Cuts and Jobs Act (TCJ Act)	—	86
Tax payments related to the TCJ Act	(309)	(309)
Change in assets and liabilities:
Accounts and notes receivable	(1,699)	(2,258)
Inventories	(473)	(837)
Prepaid expenses and other current assets	(242)	(124)
Accounts payable and other current liabilities	(859)	426
Income taxes payable	512	718
Other, net	72	(426)
Net Cash Provided by Operating Activities	7,630	6,306

Investing Activities
Capital spending	(2,537)	(2,556)
Sales of property, plant and equipment	131	228
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(132)	(804)
Proceeds associated with the Juice Transaction	—	3,456
Other divestitures, sales of investments in noncontrolled affiliates and other assets	75	15
Short-term investments, by original maturity:
More than three months - purchases	(555)	(46)
More than three months - maturities	554	—
More than three months - sales	12	—
Three months or less, net	24	9
Other investing, net	49	7
Net Cash (Used for)/Provided by Investing Activities	(2,379)	309

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	36 Weeks Ended
	9/9/2023	9/3/2022
Financing Activities
Proceeds from issuances of long-term debt	2,986	3,377
Payments of long-term debt	(2,253)	(1,653)
Debt redemptions	—	(1,550)
Short-term borrowings, by original maturity:
More than three months - proceeds	4,688	1,947
More than three months - payments	(1,037)	(1,932)
Three months or less, net	1,395	(45)
Cash dividends paid	(4,941)	(4,586)
Share repurchases - common	(751)	(1,156)
Proceeds from exercises of stock options	100	113
Withholding tax payments on restricted stock units and performance stock units converted	(135)	(97)
Other financing	(18)	(25)
Net Cash Provided by/(Used for) Financing Activities	34	(5,607)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(254)	(197)
Net Increase in Cash and Cash Equivalents and Restricted Cash	5,031	811
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,100	5,707
Cash and Cash Equivalents and Restricted Cash, End of Period	$10,131	$6,518

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$705	$560
Debt discharged via legal defeasance	$94	$—

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	9/9/2023	12/31/2022
ASSETS
Current Assets
Cash and cash equivalents	$10,017	$4,954
Short-term investments	266	394
Accounts and notes receivable, net	11,782	10,163
Inventories:
Raw materials and packaging	2,456	2,366
Work-in-process	119	114
Finished goods	2,983	2,742
	5,558	5,222
Prepaid expenses and other current assets	1,026	806
Total Current Assets	28,649	21,539
Property, Plant and Equipment, net	24,853	24,291
Amortizable Intangible Assets, net	1,208	1,277
Goodwill	17,892	18,202
Other Indefinite-Lived Intangible Assets	14,293	14,309
Investments in Noncontrolled Affiliates	2,955	3,073
Deferred Income Taxes	4,165	4,204
Other Assets	5,938	5,292
Total Assets	$99,953	$92,187

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$8,937	$3,414
Accounts payable and other current liabilities	23,723	23,371
Total Current Liabilities	32,660	26,785
Long-Term Debt Obligations	35,837	35,657
Deferred Income Taxes	4,047	4,133
Other Liabilities	8,439	8,339
Total Liabilities	80,983	74,914
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,375 and 1,377 shares, respectively)	23	23
Capital in excess of par value	4,154	4,134
Retained earnings	70,479	67,800
Accumulated other comprehensive loss	(15,794)	(15,302)
Repurchased common stock, in excess of par value (492 shares and 490 shares, respectively)	(40,056)	(39,506)
Total PepsiCo Common Shareholders’ Equity	18,806	17,149
Noncontrolling interests	164	124
Total Equity	18,970	17,273
Total Liabilities and Equity	$99,953	$92,187

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2023 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2022. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2028 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges include merger and integration charges and costs associated with divestitures, primarily consulting, advisory and other professional fees.
Gain associated with the Juice Transaction
We recognized a gain associated with the Juice Transaction in our PepsiCo Beverages North America and Europe divisions.

Impairment and other charges/credits
We recognized Russia-Ukraine conflict charges, brand portfolio impairment charges and other impairment charges as described below.
Russia-Ukraine conflict charges
In connection with the deadly conflict in Ukraine, we recognized charges related to indefinite-lived intangible assets and property, plant and equipment impairment, allowance for expected credit losses, inventory write-downs and other costs. We also recognized adjustments to the charges recorded in 2022.
Brand portfolio impairment charges
We recognized intangible asset, investment and property, plant and equipment impairments and other charges as a result of management’s decision to reposition or discontinue the sale/distribution of certain brands and to sell an investment. We also recognized adjustments to the charges recorded in 2022.
Other impairment charges
We recognized impairment charges related to certain of our indefinite-lived intangible assets which reflected an increase in the weighted-average cost of capital as well as our estimates of future financial performance as of the fourth quarter of 2022. In 2023, we recognized impairment charges primarily related to our investment in TBG.
Pension and retiree medical-related impact
Pension and retiree medical-related impact primarily includes settlement charges related to lump sum distributions exceeding the total of annual service and interest costs, as well as curtailment gains.
Tax benefit related to the IRS audit
We recognized a non-cash tax benefit resulting from our agreement with the Internal Revenue Service (IRS) to settle one of the issues assessed in the 2014 through 2016 tax audit. The agreement covers tax years 2014 through 2019.
Tax expense related to the TCJ Act
Tax expense related to the TCJ Act reflects adjustments to the mandatory transition tax liability under the TCJ Act.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures and every five or six years, the impact of an additional week of results (53rd reporting week), including in our fourth quarter 2022 financial results. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2023 and 2024 guidance and long-term financial performance targets
Our 2023 organic revenue growth guidance, 2024 organic revenue growth guidance and our long-term organic revenue growth target exclude the impact of acquisitions and divestitures, foreign exchange translation and the impact of a 53rd reporting week in 2022. Our 2023 core effective tax rate guidance, 2023 core constant currency EPS growth guidance, 2024 core constant currency EPS growth guidance and our long-term core constant currency EPS growth target exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, and other items noted above. Our 2023 core constant currency EPS growth guidance, 2024 core constant currency EPS growth guidance and our long-term core constant currency EPS growth target also exclude the impact of foreign exchange translation. We are unable to reconcile our full year projected 2023 organic revenue growth, full year projected 2024 organic revenue growth or our long-term organic revenue growth target to our full year projected 2023 reported net revenue growth, full year projected 2024 reported net revenue growth and long-term reported net revenue growth because we are unable to predict the 2023, 2024 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions and divestitures. We are also not able to reconcile our full year projected 2023 core effective tax rate to our full year projected 2023 reported effective tax rate, our full year projected 2023 core constant currency EPS growth to our full year projected 2023 reported EPS growth, our full year projected 2024 core constant currency EPS growth to our full year projected 2024 reported EPS growth or our long-term core constant currency EPS growth target to our long-term reported EPS growth because we are unable to predict the 2023, 2024 and long-term impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 36 Weeks Ended September 9, 2023
(unaudited)

	12 Weeks Ended 9/9/2023
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Organic Volume(b)	Effective net pricing
Frito-Lay North America	7%	—	—	7%	(0.5)	8
Quaker Foods North America	5%	—	—	5%	1	4
PepsiCo Beverages North America	8%	—	(2)	6%	(6)	12
Latin America	21%	(13)	1	9%	(5)	14
Europe	2%	10	1	13%	—	13
Africa, Middle East and South Asia	(6)%	22	1	17%	(2)	18
Asia Pacific, Australia and New Zealand and China Region	4%	5	—	9%	1	7
Total	7%	2	—	9%	(2.5)	11

	36 Weeks Ended 9/9/2023
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Organic volume(b)	Effective net pricing
Frito-Lay North America	12%	—	—	12%	—	12
Quaker Foods North America	5%	1	—	6%	(3)	9
PepsiCo Beverages North America	9%	—	—	9%	(4.5)	14
Latin America	20%	(9)	1	12%	(4)	17
Europe	7%	7	2	15%	(3)	18
Africa, Middle East and South Asia	(5)%	25	0.5	20%	(3)	23
Asia Pacific, Australia and New Zealand and China Region	1%	5	—	7%	—	7
Total	9%	2	—	12%	(3)	14
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume on net revenue growth shown here differs from the volume change disclosed in the Summary Third-Quarter 2023 Performance and Summary Year-to-Date 2023 Performance tables on pages 2 and 3, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 and 36 Weeks Ended September 9, 2023
(unaudited)

	12 Weeks Ended 9/9/2023
		Impact of Items Affecting Comparability									Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges/credits	Pension and retiree medical-related impact	Tax benefit related to IRS audit	Tax expense related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	5%	—	—	—	—	—	—	—	—	5%	—	5.5%
Quaker Foods North America	11%	—	—	—	—	—	—	—	—	10%	—	11%
PepsiCo Beverages North America	24%	—	1	—	(1.5)	(2)	—	—	—	21%	—	22%
Latin America	28%	—	1	—	—	—	—	—	—	29%	(17)	12%
Europe	17%	—	3	—	(1)	—	—	—	—	19%	15	34%
Africa, Middle East and South Asia	(11)%	—	1	—	—	2	—	—	—	(8)%	22	13%
Asia Pacific, Australia and New Zealand and China Region	20%	—	(2)	—	—	—	—	—	—	18%	4	23%
Corporate unallocated expenses	(23)%	46	1	(2)	—	—	—	—	—	22%	—	22%
Total Operating Profit	20%	(8)	1	—	(0.5)	—	—	—	—	12%	2	14%
Net Income Attributable to PepsiCo	14%	(9)	1	—	(0.5)	—	(2)	13	(4)	14%	2	16%
Net Income Attributable to PepsiCo per common share – diluted	15%	(9)	1	—	(0.5)	—	(2)	13	(4)	14%	2	16%

	36 Weeks Ended 9/9/2023
		Impact of Items Affecting Comparability									Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges/credits	Pension and retiree medical-related impact	Tax benefit related to the TCJ Act	Tax expense related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	13%	—	—	—	—	—	—	—	—	14%	—	14%
Quaker Foods North America	9%	—	—	—	—	—	—	—	—	8%	—	9%
PepsiCo Beverages North America	(55)%	—	—	(1)	70	(1)	—	—	—	14%	0.5	14%
Latin America	28%	—	—	—	—	(8)	—	—	—	20%	(11)	9%
Europe	n/m	—	n/m	n/m	n/m	n/m	—	—	—	33%	13	46%
Africa, Middle East and South Asia	(11)%	—	—	—	—	(1)	—	—	—	(11)%	22	10%
Asia Pacific, Australia and New Zealand and China Region	11%	—	—	—	—	—	—	—	—	11%	5	16%
Corporate unallocated expenses	20%	(2)	0.5	—	—	—	—	—	—	18%	—	18%
Total Operating Profit	(4)%	—	2	—	34	(18)	—	—	—	14%	2	16%
Net Income Attributable to PepsiCo	(7)%	—	2	(0.5)	38	(19)	(2)	4	(1)	13%	2	16%
Net Income Attributable to PepsiCo per common share – diluted	(7)%	—	2	(0.5)	38	(19)	(2)	4	(1)	14%	2	16%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
n/m - Not meaningful due to the impact of impairment and other charges in 2022.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended September 9, 2023 and September 3, 2022
(in millions except per share amounts, unaudited)

	12 Weeks Ended 9/9/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$10,675	$12,778	$8,757	$6	$4,015	$760	$3,092	$2.24	19.6%
Items Affecting Comparability
Mark-to-market net impact	16	(16)	69	—	(85)	(21)	(64)	(0.05)	(0.1)
Restructuring and impairment charges	(4)	4	(79)	—	83	17	66	0.05	—
Acquisition and divestiture-related charges	—	—	(11)	—	11	2	9	0.01	—
Impairment and other charges/credits	—	—	1	(6)	5	1	4	—	—
Core, Non-GAAP Measure (a)	$10,687	$12,766	$8,737	$—	$4,029	$759	$3,107	$2.25	19.5%

	12 Weeks Ended 9/3/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$10,308	$11,663	$8,295	$14	$1	$3,353	$36	$475	$2,702	$1.95	14.9%
Items Affecting Comparability
Mark-to-market net impact	(54)	54	(112)	—	—	166	—	40	126	0.09	0.1
Restructuring and impairment charges	(1)	1	(50)	—	—	51	—	11	40	0.03	—
Acquisition and divestiture-related charges	—	—	(5)	—	—	5	—	2	3	—	—
Gain associated with the Juice Transaction	—	—	—	(14)	—	14	—	3	11	0.01	—
Impairment and other charges/credits	(11)	11	6	—	(1)	6	—	3	3	0.01	0.1
Pension and retiree medical-related impact	—	—	—	—	—	—	59	13	46	0.03	—
Tax benefit related to the IRS audit	—	—	—	—	—	—	—	284	(284)	(0.20)	8.9
Tax expense related to the TCJ Act	—	—	—	—	—	—	—	(86)	86	0.06	(2.7)
Core, Non-GAAP Measure (a)	$10,242	$11,729	$8,134	$—	$—	$3,595	$95	$745	$2,733	$1.97	21.3%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
36 Weeks Ended September 9, 2023 and September 3, 2022
(in millions except per share amounts, unaudited)

	36 Weeks Ended 9/9/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income/(expense)	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$28,784	$34,837	$24,528	$6	$10,303	$183	$2,053	$59	$7,772	$5.62	20.8%
Items Affecting Comparability
Mark-to-market net impact	3	(3)	20	—	(23)	—	(6)	—	(17)	(0.01)	—
Restructuring and impairment charges	(10)	10	(278)	—	288	(1)	60	1	226	0.16	—
Acquisition and divestiture-related charges	—	—	(20)	—	20	—	4	—	16	0.01	—
Impairment and other charges/credits	5	(5)	(101)	(6)	102	—	29	—	73	0.05	0.1
Core, Non-GAAP Measure (a)	$28,782	$34,839	$24,149	$—	$10,690	$182	$2,140	$60	$8,070	$5.83	20.8%

	36 Weeks Ended 9/3/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$27,156	$31,240	$22,262	$(3,321)	$1,602	$10,697	$168	$1,756	$51	$8,392	$6.04	17.2%
Items Affecting Comparability
Mark-to-market net impact	1	(1)	43	—	—	(44)	—	(11)	—	(33)	(0.02)	—
Restructuring and impairment charges	(6)	6	(117)	—	—	123	3	25	1	100	0.07	—
Acquisition and divestiture-related charges	—	—	(63)	—	—	63	6	12	—	57	0.04	—
Gain associated with the Juice Transaction	—	—	—	3,321	—	(3,321)	—	(452)	—	(2,869)	(2.07)	2.5
Impairment and other charges/credits	(152)	152	(123)	—	(1,602)	1,877	—	350	—	1,527	1.10	(0.5)
Pension and retiree medical-related impact	—	—	—	—	—	—	174	39	—	135	0.10	—
Tax benefit related to the IRS audit	—	—	—	—	—	—	—	284	—	(284)	(0.20)	2.8
Tax expense related to the TCJ Act	—	—	—	—	—	—	—	(86)	—	86	0.06	(0.8)
Core, Non-GAAP Measure (a)	$26,999	$31,397	$22,002	$—	$—	$9,395	$351	$1,917	$52	$7,111	$5.12	21.1%

(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended September 9, 2023 and September 3, 2022
(in millions, unaudited)

	12 Weeks Ended 9/9/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,669	$—	$6	$—	$—	$1,675
Quaker Foods North America	135	—	—	—	—	135
PepsiCo Beverages North America	970	—	8	2	—	980
Latin America	593	—	8	—	—	601
Europe	659	—	44	—	(1)	702
Africa, Middle East and South Asia	238	—	5	—	6	249
Asia Pacific, Australia and New Zealand and China Region	239	—	2	—	—	241
Corporate unallocated expenses	(488)	(85)	10	9	—	(554)
Total	$4,015	$(85)	$83	$11	$5	$4,029

	12 Weeks Ended 9/3/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,588	$—	$4	$—	$—	$—	$1,592
Quaker Foods North America	122	—	1	—	—	—	123
PepsiCo Beverages North America	784	—	4	3	8	9	808
Latin America	463	—	3	—	—	—	466
Europe	564	—	21	—	6	(3)	588
Africa, Middle East and South Asia	268	—	—	2	—	—	270
Asia Pacific, Australia and New Zealand and China Region	199	—	4	—	—	—	203
Corporate unallocated expenses	(635)	166	14	—	—	—	(455)
Total	$3,353	$166	$51	$5	$14	$6	$3,595
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
36 Weeks Ended September 9, 2023 and September 3, 2022
(in millions, unaudited)

	36 Weeks Ended 9/9/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$4,915	$—	$19	$—	$—	$4,934
Quaker Foods North America	452	—	—	—	—	452
PepsiCo Beverages North America	2,176	—	18	12	113	2,319
Latin America	1,549	—	19	—	2	1,570
Europe	1,206	—	185	(2)	(6)	1,383
Africa, Middle East and South Asia	656	—	10	1	(7)	660
Asia Pacific, Australia and New Zealand and China Region	689	—	7	—	—	696
Corporate unallocated expenses	(1,340)	(23)	30	9		(1,324)
Total	$10,303	$(23)	$288	$20	$102	$10,690

	36 Weeks Ended 9/3/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$4,332	$—	$10	$—	$—	$—	$4,342
Quaker Foods North America	416	—	1	—	—	—	417
PepsiCo Beverages North America	4,869	—	9	42	(3,029)	150	2,041
Latin America	1,206	—	17	—	—	83	1,306
Europe	(369)	—	40	13	(292)	1,644	1,036
Africa, Middle East and South Asia	738	—	5	2	—	—	745
Asia Pacific, Australia and New Zealand and China Region	620	—	8	—	—	—	628
Corporate unallocated expenses	(1,115)	(44)	33	6	—	—	(1,120)
Total	$10,697	$(44)	$123	$63	$(3,321)	$1,877	$9,395
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/9/2023		9/9/2023
Reported gross margin growth, GAAP measure	140	bps	126	bps
Impact of:
Mark-to-market net impact	(32)		—
Restructuring and impairment charges	1		—
Impairment and other charges/credits	(5)		(27)
Core gross margin growth, non-GAAP measure (a)	104	bps	99	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/9/2023		9/9/2023
Reported operating margin performance, GAAP measure	186	bps	(212)	bps
Impact of:
Mark-to-market net impact	(112)		4
Restructuring and impairment charges	12		24
Acquisition and divestiture-related charges	3		(8)
Gain associated with the Juice Transaction	(7)		569
Impairment and other charges/credits	—		(305)
Core operating margin growth, non-GAAP measure (a)	82	bps	71	bps
Fiscal 2022 Diluted EPS Reconciliation

Year Ended
12/31/2022
Reported diluted EPS, GAAP measure	$6.42
Mark-to-market net impact	0.03
Restructuring and impairment charges	0.24
Acquisition and divestiture-related charges	0.05
Gain associated with the Juice Transaction	(2.08)
Impairment and other charges/credits	2.12
Pension and retiree medical-related impact	0.17
Tax benefit related to the IRS audit	(0.23)
Tax expense related to the TCJ Act	0.06
Core diluted EPS, non-GAAP measure (a)	$6.79
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2023 and 2024 guidance and outlook and long-term financial performance targets are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including continued increased commodity, packaging, transportation, labor and other input costs; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.